Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY ANNOUNCES ADJOURNMENT OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Houston, Texas, June 4, 2010 - Dune Energy, Inc. (NYSE AMEX:DNE) today announced that the requisite quorum of stockholders was not present at its June 2, 2010 Annual Meeting of Stockholders (the “Meeting”). Accordingly, pursuant to the Company’s by-laws and applicable Delaware law, the Meeting was adjourned until Friday, June 18, 2010 and will be held at the offices of the Company located at Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002, commencing at 1:00 p.m. Central Time. The record date of April 2, 2010 and the agenda will remain unchanged for the adjourned Meeting.

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FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements that are intended to be covered by “forward-looking statements” safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that Dune Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements that are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300